Rubin, Bailin, Ortoli, Mayer & Baker LLP
                                 405 Park Avenue
                               New York, NY 10022



                                                         December 28, 2004



DermaPlus, Inc.
372 Fifth Avenue, Suite 10B
New York, NY 10018


                     Re: REGISTRATION STATEMENT ON FORM SB-2

Dear  Ladies and Gentlemen:

         We have acted as counsel to DermaPlus, Inc. (the "Company"), a Delaware corporation, in connection with the preparation and filing of a Registration Statement on Form SB-2 including a prospectus ("Prospectus") to be filed on December 29, 2004 (the "Registration Statement") covering 1,000,000 authorized but unissued shares of Common Stock, par value $0.001, being offered by the Company (collectively, the "Shares"). Pursuant to the Registration Statement, the Shares are to be sold to the public by the Company on a self-underwritten basis.

         We have examined copies of the Articles of Incorporation, the By-Laws of the Company, the Registration Statement, and such other corporate records, proceedings and documents, including the consents of the Board of Directors of the Company, as we have deemed necessary for the purpose of rendering this opinion. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. We have further examined the Delaware General Corporation Law, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, to be issued in accordance with the terms of the offering as set forth in the Prospectus included as part of the Registration Statement, and when issued and paid for, will constitute validly authorized and legally issued Shares, fully paid and non-assessable.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus.


                                                          Very truly yours,

                                                      /s/ Rubin, Bailin, Ortoli,
                                                           Mayer & Baker LLP
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